                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires:     July 31, 2004
                                                      Estimated average burden
                                                      hours per response...14.73

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                              Quality Dining, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                              QUALITY DINING, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 11, 2003


     The annual meeting of shareholders of Quality Dining, Inc. will be held at Quality Dining, Inc., 4220 Edison Lakes Parkway, Mishawaka, Indiana, on Tuesday, March 11, 2003 at 9:00 a.m., Mishawaka time, for the following purposes:

     (1) To elect two Directors to serve until the 2006 annual meeting of shareholders and until their successors are elected and have qualified;

     (2) To ratify the appointment of PricewaterhouseCoopers LLP as auditors for the Company for fiscal 2003; and

     (3) To transact such other business as may properly come before the meeting.

     All shareholders of record at the close of business on January 14, 2003 will be eligible to vote.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ADDRESSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.


                                            John C. Firth, Secretary

                              QUALITY DINING, INC.

                            4220 EDISON LAKES PARKWAY
                            MISHAWAKA, INDIANA 46545

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 11, 2003

     This statement is being furnished to shareholders of Quality Dining, Inc. (the "Company") on or about February 3, 2003, in connection with a solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of shareholders to be held at 9:00 a.m., Mishawaka time, Tuesday, March 11, 2003, at Quality Dining, Inc., 4220 Edison Lakes Parkway, Mishawaka, Indiana, for the purposes set forth in the accompanying Notice.

VOTING

     At the close of business on January 14, 2003, the record date for the meeting, there were 11,609,099 shares of Common Stock of the Company outstanding and entitled to vote at the meeting. On all matters, including the election of Directors, each shareholder will have one vote for each share held.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the person giving it any time before the vote at the meeting either by filing with the Secretary of the Company a written notice of revocation or a proxy bearing a later date than the most recently submitted proxy or by attending the meeting and voting in person. The execution of a proxy will not affect a shareholder's right to attend the meeting and vote in person, but attendance at the meeting will not, by itself, revoke a proxy.

     Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as Directors of all nominees listed under Proposal 1 relating to the election of Directors and for Proposal 2 relating to ratification of the appointment of PricewaterhouseCoopers LLP as auditors for the Company for fiscal 2003. The election of Directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposal 2 will be subject to the vote of the holders of a greater number of shares favoring approval than those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, with respect to all of the proposals, neither broker non-votes nor abstentions on such proposals will affect the determination of whether such proposals will be approved.

     The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

     The cost of the solicitation of proxies will be borne by the Company.

              YOUR VOTE AT THIS YEAR'S ANNUAL MEETING IS IMPORTANT.
               PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD
                AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY.

                                  PROPOSAL NO.1

                              ELECTION OF DIRECTORS

BOARD OF DIRECTORS' NOMINEES

     Currently, the Board of Directors of the Company consists of seven Directors divided into three classes. Two classes contain two Directors each, with the remaining class containing three Directors. The term of one class of Directors expires each year. Generally, each Director serves until the annual meeting of shareholders held in the year that is three years after such Director's election and until such Director's successor is elected and has qualified.

     Two Directors are to be elected at the meeting. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of Messrs. Daniel B. Fitzpatrick and Philip
J. Faccenda, whose terms expire this year. They have been nominated by the Board of Directors for reelection as Directors for terms to expire at the 2006 annual meeting of shareholders and until their successors are elected and have qualified. If Messrs. Fitzpatrick and Faccenda are unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person(s) as Director(s) as they may in their discretion determine, in which event the shares will be voted for such other person(s).


    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE
                         TWO NOMINEES DESCRIBED BELOW.

INFORMATION WITH RESPECT TO THE DIRECTORS

     Unless otherwise indicated in a footnote to the following table, the principal occupation of each Director or nominee has been the same for the last five years, and such person possesses sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by such person. Messrs. Daniel B. Fitzpatrick, James K. Fitzpatrick and Gerald O. Fitzpatrick are brothers. There is no family relationship between any other of the Directors or executive officers of the Company.

                                                                                            Shares
                                                                                         Beneficially
                                                                                           Owned on
                                                   Principal                 Director    November 27,      Percent
            Name               Age                 Occupation                 Since          2002         of Class

------------------------   --------------   ------------------------   ----------------  --------------  -----------
                                               NOMINEES FOR DIRECTOR
               (Nominees for three-year term to expire at the annual meeting of shareholders in 2006)

Daniel B. Fitzpatrick          45   Chairman of the Board, President and          1990       2,732,759(1)      23.5%
                                    Chief Executive Officer of the Company (2)

Philip J. Faccenda             73   Vice President and General Counsel            2000          21,000(3)(4)      *
                                    Emeritus, University of Notre Dame (5)


                                           DIRECTORS CONTINUING IN OFFICE

                             (Term expiring at annual meeting of shareholders in 2004)

James K. Fitzpatrick           47   Senior Vice President and Chief               1990         408,349(6)(7)    3.5%
                                    Development Officer of the Company

Ezra H. Friedlander            61   Judge, Indiana Court of Appeals (8)           1995         513,131(9)(10)   4.4%

Steven M. Lewis                53   President of U.S. Restaurants, Inc.           1994          21,250(11)(12)    *
                                    (restaurant management company) (13)

                              (Term expiring at annual meeting of shareholders in 2005)

Christopher J. Murphy III      56   Chairman, President and Chief Executive       1994          63,500(11)(14)    *
                                    Officer of 1st Source Corporation (publicly
                                    held diversified bank holding company) and
                                    Chairman and Chief Executive Officer of 1st
                                    Source Bank

Bruce M. Jacobson              53   Partner, Katz, Sapper & Miller, LLP           2000          13,500(3)         *
                                    (certified public accountants) (15)

--------------

*    Less than 1%.

(1) Includes presently exercisable stock options to purchase 23,200 shares, granted by the Company.

(2) Mr. Daniel B. Fitzpatrick has been a significant shareholder and Director of certain of the Company's predecessors since 1982 and also serves on the Board of Directors of 1st Source Corporation, a publicly held diversified bank holding company.

(3) Includes presently exercisable stock options to purchase 6,000 shares granted under the Company's 1999 Outside Directors Plan.

(4) Includes 15,000 shares held by Philip J. Faccenda, Inc., a holding company of which Mr. Faccenda is the majority shareholder and has investment control.

(5) Mr. Faccenda is also a Life Trustee at the University of Notre Dame, a Regent at the University of Portland and a Regional Trustee at Ivy Tech State College.

(6) Does not include shares subject to stock options which are not exercisable within 60 days.

(7) Includes presently exercisable stock options to purchase 60,904 shares, granted by the Company.

(8) Mr. Friedlander has been a significant shareholder of the Company or certain of its predecessors since 1982.

(9) Includes presently exercisable stock options to purchase 8,000 shares granted under the 1993 Outside Directors Plan and 8,000 shares granted under the 1999 Outside Directors Plan.

(10) Includes 14,200 shares held in a trust of which Mr. Friedlander is the trustee with investment control and the income beneficiary and 15,000 shares owned by Mr. Friedlander's spouse.

(11) Includes presently exercisable stock options to purchase 10,000 shares granted under the 1993 Outside Directors Plan and 8,000 shares granted under the 1999 Outside Directors Plan.

(12) Includes 500 shares held in a trust for the benefit of Mr. Lewis' minor children.

(13) Mr. Lewis also serves on the Board of Directors of Commerce Bancorp, Inc., a bank holding company.

(14) Includes 1,000 shares held by certain retirement plans in which Mr. Murphy is a participant.

(15) Mr. Jacobson is also a director of Windrose Medical Properties Trust, a publicly held real estate investment trust.

MEETINGS AND COMMITTEES

     During fiscal 2002, the Board of Directors of the Company held five meetings. During the period in fiscal 2002 for which he served as a Director, each of the Company's Directors attended at least 75% of the meetings of the Board of Directors and each committee on which he served. The Board of Directors does not have a nominating committee.

     The Company has an Executive Committee, an Audit Committee and a Compensation and Stock Option Committee (the "Compensation Committee"). The Executive Committee consists of Messrs. Fitzpatrick (Daniel B.), Lewis and Murphy. The Executive Committee has authority to act on behalf of the Board of Directors between meetings and, with certain exceptions, the authority to take all actions that the full Board could take.

     The Audit Committee consists of Messrs. Murphy (Chairman), Jacobson and Lewis. Among its current functions, the Audit Committee is directly responsible for the appointment (subject to shareholder ratification), compensation and oversight of the work of the Company's independent auditors; evaluates the qualifications, performance and independence of the independent auditors; preapproves all auditing services and permitted non-audit services (subject to a de minimus exception) provided by the independent auditors; reviews and discusses with management and the independent auditors the Company's annual and quarterly financial statements; discusses with management the Company's major financial risk exposures and the steps management takes to monitor and control such exposures; discusses with management and the independent auditors major issues regarding accounting principles and financial statement presentations and the adequacy of the Company's internal controls; reviews and approves all related-party transactions; and advises the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's ethics and corporate compliance program. See "Audit Committee Report" and "Certain Transactions." The Board of Directors has adopted a written Charter of the Audit Committee, which is attached to this proxy statement as an appendix.

     The Compensation Committee consists of Messrs. Lewis (Chairman), Faccenda and Jacobson. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the executive officers of the Company and for administering the 1993 Stock Option and Incentive Plan ("1993 Stock Option Plan") and the 1997 Stock Option and Incentive Plan ("1997 Stock Option Plan").

     During fiscal 2002, the Audit Committee held five meetings, the Compensation Committee held two meetings and the Executive Committee did not meet.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than 10% of Common Stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2002, all filing requirements applicable to its executive officers, Directors and greater than 10% shareholders were complied with.

EXECUTIVE OFFICERS

     As used throughout this Proxy Statement, the term "executive officers" refers to Daniel B. Fitzpatrick, Chairman of the Board, President and Chief Executive Officer; John C. Firth, Executive Vice President, General Counsel and Secretary; James K. Fitzpatrick, Senior Vice President and Chief Development Officer; Gerald O. Fitzpatrick, Senior Vice President, Burger King Division; Lindley E. Burns, Senior Vice President, Full Service Dining Division; Patrick
J. Barry, Senior Vice President, Administration and Information Technology; Christopher L. Collier, Vice President, Finance; Jeanne M. Yoder, Vice President and Controller; and Robert C. Hudson, Vice President, Grady's American Grill Division.

                                 PROPOSAL NO. 2

                            RATIFICATION OF AUDITORS

     The ratification of PricewaterhouseCoopers LLP as auditors for the Company during fiscal 2003 will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Audit Committee. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he desires and will respond to appropriate questions. Notwithstanding ratification by the shareholders, the Audit Committee reserves the right to replace the auditors at any time.

     THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE
                   RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 2002 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              Long          Term
                                                   Annual Compensation    Compensation     Awards
                                                 -----------------------  -------------------------
                                                                           Securities   Restricted
      Name and Principal Position        Fiscal                            Underlying     Stock             All Other
                                          Year      Salary    Bonus (1)    Options (2)   Awards (3)        Compensation
-------------------------------------   -------------------  -----------  -------------------------     ----------------
Daniel B. Fitzpatrick, Chairman,          2002    $388,500     $169,969          0            0             $ 5,000    (4)
President and Chief Executive Officer     2001     370,000      511,661(5)       0            0               5,000    (4)
                                          2000     340,000      170,000          0            0               5,000    (4)




John C. Firth, Executive Vice             2002    $272,308     $219,134(6)  60,000     $421,200    (7)       $8,925    (8)
President, General Counsel and Secretary  2001     258,076       53,056          0       25,993    (9)        5,425    (8)
                                          2000     245,192      190,951(10)  6,434       25,736   (11)        5,425    (8)




James K. Fitzpatrick, Senior Vice         2002    $220,000     $ 96,250          0    $       0             $ 8,500    (4)
President and Chief Development Officer   2001     215,000       35,833          0       22,529    (9)        5,000    (4)
                                          2000     205,000      161,000(10)  5,576       22,304   (11)        5,000    (4)




Gerald O. Fitzpatrick, Senior Vice        2002    $215,000     $104,062          0         $  0             $ 4,705    (4)
President, Burger King Division           2001     210,000       26,250          0       21,951    (9)        1,807    (4)
                                          2000     200,000      151,500(10)  5,433       21,732   (11)        1,292    (4)




Patrick J. Barry, Senior Vice             2002    $210,000     $ 91,875          0         $  0             $ 9,920    (12)
President, Administration and             2001     205,000       34,167          0       21,374    (9)        6,460    (12)
Information Technology                    2000     195,000      132,500(10)  5,290       21,160   (11)        6,420    (12)

---------------

(1) Except as specifically noted, represents awards under the Company's bonus plan. To the extent the Company meets certain financial targets and performance targets established for the areas of the Company's operations under the supervision of the Named Executive Officer, the officer may receive a discretionary bonus. For fiscal 2002, fiscal 2001 and fiscal 2000, targeted performance levels and potential bonus awards were approved by the Compensation Committee. Bonus awards are accrued in the fiscal year earned, but typically paid in the following fiscal year.

(2) Options to acquire shares of Common Stock. The Company has never granted SAR's.

(3) As of October 27, 2002, the total number and value (based on the closing market price of the Company's Common Stock on October 27, 2002) of the restricted stock awards held by the Named Executive Officers were as follows: Daniel B. Fitzpatrick - 13,333 shares ($44,132); John C. Firth - 136,735 shares ($452,593); James K. Fitzpatrick - 20,921 shares ($69,249);
     Gerald O. Fitzpatrick - 20,444 shares ($67,670); and Patrick J. Barry - 19,967 shares ($66,091).

(4) Represents Company allocations to its discretionary, non-qualified deferred compensation plan. The Company's allocations to this plan on behalf of participants are determined at the discretion of the Board of Directors.

(5) Includes a one-time bonus in the amount of $450,000 granted to Mr. Fitzpatrick in connection with his employment agreement. See "Employment and Non-Competition Agreements."

(6) Includes a one-time bonus in the amount of $100,000 paid in connection with the September 9, 2002 amendment to Mr. Firth's Employment Agreement. See "Employment and Non-Competition Agreements."

(7) Represents the market value of 120,000 restricted shares awarded in connection with the September 9, 2002 amendment to Mr. Firth's Employment Agreement based on the closing market price of the Company's common stock ($3.51) on that date. See "Employment and Non-Competition Agreements."

(8) Includes Company allocations to its discretionary, non-qualified deferred compensation plan and life insurance premiums of $425.

(9) Represents the market value of restricted shares awarded on December 20, 2000 under the Company's 1997 Stock Option Plan based on the closing market price of the Company's Common Stock ($2.02) on that date. The total number of shares of restricted stock awarded to the Named Executive Officers pursuant to the Company's 1997 Stock Option Plan in fiscal 2001 were: John
     C. Firth - 12,868 shares; James K. Fitzpatrick - 11,153 shares; Gerald O. Fitzpatrick - 10,867 shares; and Patrick J. Barry - 10,581 shares. These restricted shares vest on December 20, 2007, subject to accelerated vesting in one-third increments when the Company's share price closes at or above $3.02 $4.02 and $6.02, respectively, for at least 10 out of 20 consecutive trading days. Holders of restricted stock are eligible to vote the shares and to receive dividends, if any.

(10) Includes a one-time cash retention bonus paid pursuant to the Company's Strategic Executive Long Term Incentive Compensation Plan in the following amounts: John C. Firth - $68,355; James K. Fitzpatrick - $58,500; Gerald O. Fitzpatrick - $56,500; and Patrick J. Barry - $54,500.

(11) Represents the market value of restricted shares awarded on December 15, 1999 under the Company's 1997 Stock Option Plan based on the closing market price of the Company's Common Stock ($2.00) on that date. The total number of shares of restricted stock awarded to the Named Executive Officers pursuant to the Company's 1997 Stock Option Plan in fiscal 2000 were: John
     C. Firth - 12,868 shares; James K. Fitzpatrick - 11,152 shares; Gerald O. Fitzpatrick - 10,866 shares; and Patrick J. Barry - 10,580 shares. These restricted shares vest on December 15, 2006, subject to accelerated vesting in one-third increments when the Company's share price closes at or above $3.00, $4.00 and $6.00, respectively, for at least 10 out of 20 consecutive trading days. During fiscal 2000, one-third of each Named Executive Officer's restricted share award vested. Holders of restricted stock are eligible to vote the shares and to receive dividends, if any.

(12) Includes Company allocations to its discretionary, non-qualified deferred compensation plan and life insurance premiums of $1,460 in fiscal year 2001 and $1,420 in each of fiscal years 2000 and 2002.

EMPLOYMENT AND NON-COMPETITION AGREEMENTS

     In June 1999, the Company entered into non-compete agreements with certain of its officers, including James K. Fitzpatrick and Gerald O. Fitzpatrick. The agreements prohibit such officers from competing with the Company or soliciting employees of the Company for a period of one year following the termination of their employment. The agreements also provide that in the event of a change of control of the Company, such officers will receive two times (in the case of James K. Fitzpatrick) or one and one-half times (in the case of Gerald O. Fitzpatrick) their base salary and maximum bonus potential at the time of the change of control.

     In September 2002, the Company amended the Employment Agreement it had previously entered into with John C. Firth, its Executive Vice President and General Counsel. The agreement is for a period of three years and extends automatically for one year on each anniversary date. Mr. Firth's agreement provides for a base salary of $285,000, $300,000 and $315,000 in fiscal year 2003, 2004 and 2005, respectively. Mr. Firth is also entitled to annual cash bonus payments of up to 50% of his base salary determined in a manner similar to other senior executives of the Company. In connection with the amendment, Mr. Firth received a one-time cash bonus of $100,000 and was awarded 120,000 restricted shares of Company Common Stock, valued at $421,200 based upon the closing market price of the Company's Common Stock on the date of grant. The restricted shares vest on the 10th anniversary of the date of grant, subject to accelerated vesting in one-third increments as and when the Company's common stock closes at or above $4.51, $5.51 and $7.51. The Company also agreed to maintain a life insurance policy on Mr. Firth's life during his employment in the amount of $500,000 for the benefit of Mr. Firth or his designee. Pursuant to the agreement, Mr. Firth is prohibited from competing with the Company or soliciting Company employees for a period of one year after the termination of his employment. If the agreement is terminated by the Company, other than for cause, or by Mr. Firth with good reason (which includes the termination of Mr. Firth's employment for any reason within one year following a change in control of the Company), Mr. Firth is entitled to two times his base salary and maximum bonus, additional and accelerated vesting and exercisability as to the portion of any outstanding option scheduled to vest on the next following vesting date and the Company will continue to provide health and welfare benefits for one year. The agreement also provides for gross-up payments necessary to cover possible excise tax payments by Mr. Firth and to reimburse him for legal fees that might be expended in enforcing the agreement's provisions or contesting tax issues relating to the agreement's gross-up provisions.

     In October 2000, the Company entered into an Employment Agreement with Daniel B. Fitzpatrick, its Chairman of the Board, President and Chief Executive Officer. The agreement is for a period of three years and extends automatically for one year on each anniversary date. Mr. Fitzpatrick's agreement provides for a $370,000 base salary which shall be reviewed at least annually for a minimum 5% increase. Mr. Fitzpatrick is also entitled to annual cash bonus payments of up to 50% of his base salary determined in a manner similar to other senior executives of the Company. Pursuant to the agreement, the Company agreed to pay Mr. Fitzpatrick a one-time cash bonus of $450,000 payable in three equal installments on October 30, 2000, January 31, 2001 and January 31, 2002. The agreement prohibits Mr.

Fitzpatrick from competing with the Company or soliciting Company employees for a period of one year after the termination of his employment except for any business in which Mr. Fitzpatrick was engaged on the date of the agreement or which is expressly approved by the Company's Board of Directors. If the agreement is terminated by the Company, other than for cause, or by Mr. Fitzpatrick with good reason (which includes the termination of Mr. Fitzpatrick's employment for any reason within one year following a change in control of the Company), Mr. Fitzpatrick is entitled to 2.99 times his base salary and maximum bonus, additional and accelerated vesting and exercisability as to the portion of any outstanding option scheduled to vest on the next following vesting date and the Company will continue to provide health and welfare benefits for one year. The agreement also provides for gross-up payments necessary to cover possible excise tax payments by Mr. Fitzpatrick and to reimburse him for legal fees that might be expended in enforcing the agreement's provisions or contesting tax issues relating to the agreement's gross-up provisions.

     Because the Company's compensation guidelines for non-operations employees generally provide for salary increases of up to 2%, Mssrs. Fitzpatrick and Firth volunteered to forego $11,655 and $3,000, respectively, of their fiscal 2003 compensation so they would be treated similarly with other non-operations employees of the Company.

     The Board of Directors believed that these agreements, together with awards under the Long Term Incentive Plans described below, would encourage these key employees to remain with the Company at a critical stage in the implementation of the Board's long-term strategy. In the case of the change of control payments, the Board believed that these officers would be better able to act in the interests of all shareholders in the face of a hostile takeover attempt or in the event that the Board of Directors determined that the Company should be sold if they were assured of receiving sizable payments following a change of control. The Board was advised that such arrangements were prevalent among publicly-traded companies and concluded that such arrangements would foster, rather than impair, the ability of the Company to be sold. The Board of Directors believed that these considerations were as applicable to Daniel, James and Gerald Fitzpatrick as they were to the other key officers of the Company who were provided with comparable arrangements.

COMPENSATION OF DIRECTORS

     During fiscal 2002, the Company paid Directors who are not employees of the Company an annual retainer of $8,000, plus $500 for each regular Board meeting attended and $750 for each special Board meeting attended and each committee meeting attended if the committee met on a day other than a Board meeting. All Directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. No Director who is an officer or employee of the Company receives compensation for services rendered as a Director.

     In addition, under the Company's 1993 Outside Directors Plan and the Company's 1999 Outside Directors Stock Option Plan ("1999 Outside Directors Plan") generally on May 1 of each year, each then non-employee Director of the Company automatically receives an option to purchase 2,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option will have a term of 10 years and will be exercisable six months after the date of grant. On May 1, 2002, Messrs. Friedlander, Lewis, Murphy, Faccenda and Jacobson each received an option to purchase 2,000 shares of Common Stock, all at an exercise price of $3.76 per share.

STOCK OPTIONS

     On December 17, 1993, the Board of Directors and shareholders of the Company adopted the 1993 Stock Option Plan. The 1993 Stock Option Plan provides for awards of incentive and non-qualified stock options and shares of restricted stock to the officers and key employees of the Company. An aggregate of 1,000,000 shares of Common Stock are subject to the 1993 Stock Option Plan (subject to adjustment in certain events). As of October 27, 2002, options to purchase 106,735 shares of Common Stock were outstanding under the 1993 Stock Option Plan. No awards for additional shares of Common Stock will be made under the 1993 Stock Option Plan, although the terms of options granted pursuant to the 1993 Stock Option Plan may be modified.

     On February 14, 1997, the Board of Directors adopted, subject to shareholder approval, the 1997 Stock Option Plan. On March 26, 1997, the shareholders of the Company approved the adoption of the 1997 Stock Option Plan at the 1997 annual meeting of shareholders. The 1997 Stock Option Plan provides for awards of incentive and non-qualified stock options, shares of restricted stock, SAR's and performance stock to the officers and key employees of the Company. An aggregate of 1,100,000 shares of Common Stock are subject to the 1997 Stock Option Plan (subject to adjustment in certain events). As of October 27, 2002 options to purchase 490,764 shares of Common Stock were outstanding under the 1997 Stock Option Plan and 446,292 restricted shares had been issued and were outstanding under the 1997 Stock Option Plan.

     The Company's Board of Directors and shareholders approved the 1993 Outside Directors Plan effective December 17, 1993. The Company's 1993 Outside Directors Plan reserved for issuance 40,000 shares of the Company's Common Stock (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the Common Stock) pursuant to non-qualified stock options to be granted to non-employee Directors of the Company. As of October 27, 2002, options to purchase 38,000 shares of Common Stock were outstanding under the 1993 Outside Directors Plan. See "--Compensation of Directors."

     On December 15, 1999, the Board of Directors adopted the 1999 Outside Directors Plan. The 1999 Outside Directors Plan reserves for issuance 80,000 shares of the Company's Common Stock (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the Common Stock) pursuant to non-qualified stock options to be granted to non-employee Directors of the Company. The 1999 Outside Directors Plan provides that on May 1, 2000, each non-employee Director automatically received an option to purchase 4,000 shares of Common Stock and on May 1 of each year thereafter, each non-employee Director will automatically receive an option to purchase 2,000 shares of Common Stock. Each option will have an exercise price equal to the fair market value of the Common Stock on the date of grant. As of October 27, 2002, options to purchase 36,000 shares of Common Stock were outstanding under the 1999 Outside Directors Plan. See "--Compensation of Directors."

     No option granted under the 1993 Outside Directors Plan or the 1999 Outside Directors Plan may be exercised less than six months or more than 10 years from the date it is granted. In addition, no option may be exercised unless the grantee has served continuously on the Board of Directors at all times beginning on the date of grant and ending on the date of exercise of the option. Nevertheless, all options held by a grantee who ceases to be a non-employee Director due to death, permanent disability or retirement with the consent of the Board of Directors may be exercised, to the extent they were exercisable at the date of cessation, at any time within one year after the date of cessation. Options held by a deceased grantee may be exercised by the grantee's estate or heirs. If a grantee ceases to be a non-employee Director for any other reason, such grantee's options will expire three months after cessation.

     The following table sets forth information with respect to options granted by the Company under the 1997 Stock Option Plan to Mr. Firth who was the only Named Executive Officer to receive an option grant during fiscal 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                Individual Grants
                         -------------------------------------------------------------   Potential Realizable Value
                                               % of Total                                            at
                                                 Options                                  Assumed Annual Rates of
                      Number of Securities     Granted to     Exercise or                 Stock Price Appreciation
                       Underlying Options     Employees in       Base       Expiration      for Option Term (1)
          Name              Granted            Fiscal Year       Price         Date          5%            10%
------------------    --------------------  -----------------  ----------  ------------  ---------     -------------
John C. Firth                  60,000(2)          100%           $3.51       9/8/12       $132,445      $335,642

---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) Consists of incentive stock options and non-qualified stock options, all of which were granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable 50% on September 9, 2003, 25% on September 9, 2004 and 25% on September 9, 2005.

     The following table sets forth information with respect to the exercise of options by the Named Executive Officers during fiscal 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              Number of Securities
                                                                   Underlying          Value of Unexercised In-the-
                                                             Unexercised Options at          Money Options at
                                                                 Fiscal Year-End           Fiscal Year-End (1)
                                                           -----------------------------------------------------------
          Name           Shares Acquired       Value
                           on Exercise        Realized       Exercisable    Unexercisable  Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------------------
Daniel B. Fitzpatrick           0                0                23,200             0          0(2)           -
John C. Firth                   0                0                42,519        63,217    $ 10,198        $ 4,214
James K. Fitzpatrick            0                0                58,116         2,788    $  8,838        $ 3,652
Gerald O. Fitzpatrick           0                0                57,445         2,717    $  8,611        $ 3,559
Patrick J. Barry                0                0                38,516         2,645    $  8,385        $ 3,465

---------------

(1) The closing price for the Company's Common Stock as reported by the Nasdaq National Market System on October 27, 2002 was $3.31. Value is calculated on the basis of the difference between the Common Stock option exercise price and $3.31, multiplied by the number of "In-the-Money" shares of common stock underlying the option.
(2) The exercise price of the "Exercisable" options exceeded $3.31 and therefore were not "In the Money."

401(K) AND DEFERRED COMPENSATION SAVINGS PLAN

     On October 27, 1986, the Company implemented the Quality Dining, Inc. Retirement Plan and Trust ("Plan I"). Plan I is designed to provide all of the Company's employees with a tax-deferred long-term savings vehicle. The Company provides a matching cash contribution equal to 50% of a participant's contribution, up to a maximum of 5% of such participant's compensation. Plan I is a qualified 401(k) plan. Participants in Plan I elect the percentage of pay they wish to contribute as well as the investment alternatives in which their contributions are to be invested. Participant's contributions vest immediately while Company contributions vest 25% annually beginning in the participant's second year of eligibility since Plan I inception.

     On May 18, 1998, the Company implemented the Quality Dining, Inc. Supplemental Deferred Compensation Plan ("Plan II"). Plan II is a non-qualified deferred compensation plan. Plan II participants are considered a select group of management and highly compensated employees according to Department of Labor guidelines. Since the implementation of Plan II, Plan II participants are no longer eligible to contribute to Plan I. Plan II participants elect the percentage of their pay they wish to defer into their Plan II account. They also elect the percentage of their account to be allocated among various investment options. The Company makes matching allocations to the Plan II participants' deferral accounts equal to 50% of a participant's contribution, up to a maximum of 5% of such participant's compensation. In fiscal 2003, the Company made an additional discretionary allocation of $3,500 to each Plan II participant's deferred account other than Daniel B. Fitzpatrick's. Company allocations vest 25% annually, beginning in the participant's second year of eligibility since Plan I inception.

LONG TERM INCENTIVE PLANS

     On June 1, 1999 the Company implemented two plans for its senior officers, a Strategic Executive Long Term Incentive Compensation Plan (the "Strategic Long Term Plan") and a Senior Executive Long Term Incentive Compensation Plan (the "Senior Long Term Plan" and, together with the Strategic Long Term Plan, the "Long Term Plans"). The participants in the Strategic Long Term Plan were seven of the Company's executive officers (including each of the Named Executive Officers other than Daniel Fitzpatrick, the Chief Executive Officer) and one other senior officer, and the participants in the Senior Long Term Plan were eight other senior officers of the Company.

     The Strategic Long Term Plan consists of three components: (i) restricted stock awards during fiscal 1999, 2000 and 2001; (ii) stock option grants during fiscal 1999; and (iii) a one-time cash bonus equal to the product of (A) 10% and
(B) the sum of the actual base salary paid to a participant in fiscal years 1998, 1999 and 2000, which cash bonus was paid at the conclusion of the fiscal year 2000 to those participants still employed by the Company at that time. The restricted stock awards under the Strategic Long Term Plan will vest seven years from the date of grant, subject to accelerating vesting terms if the Company's Common Stock price reaches certain benchmarks for at least 10 out of 20 consecutive trading days. The stock option grants under the Strategic Long Term Plan vest in three annual increments of 25%, 25% and 50%, respectively.

     The Senior Long Term Plan consists of restricted stock awards and stock options that are identical to the restricted stock awards and options contained in the Strategic Long Term Plan, but does not contain a cash bonus component. The restricted stock and stock options granted to the participants of the Long Term Plans are issued under the Company's 1997 Stock Option Plan.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee determines executive compensation and administers the Company's 1993 Stock Option Plan and the 1997 Stock Option Plan.

     The Company's compensation programs are designed to attract, retain and motivate the finest talent possible for all levels of the organization. In addition, the programs are designed to treat all employees fairly and to be cost-effective. To that end, all compensation programs for management, including those for executive officers, have the following characteristics:

     - Compensation is based on the individual's level of job responsibility and level of performance, the performance of the restaurant, division or concept supervised by such individual and/or the performance of the Company. Executive officers have a greater portion of their pay based on Company performance than do other management employees.

     - Compensation also takes into consideration the value assigned to the job by the marketplace. To retain a highly skilled management team, the Company strives to remain competitive with the pay of employers of a similar stature who compete with the Company for talent.

     - Through the grant of stock options and restricted stock awards, the Company offers the opportunity for equity ownership to executive officers and other key employees.

     Consistent with these programs, the compensation of executive officers has been and will be related in substantial part to Company performance. Compensation for executive officers consists of salary, bonus, restricted stock awards and stock option grants. Bonuses, restricted stock awards and stock option grants are based in part on Company performance.

Stock Options and Restricted Stock

     During fiscal 2002, the Compensation Committee only made isolated grants of options and restricted stock only one of which was to a Named Executive Officer of the Company, Mr. Firth, in connection with the amendment to his Employment Agreement.

Cash Bonuses

     In December 1994, the Compensation Committee adopted guidelines for annual cash bonus awards, which guidelines are used by the Company's Chairman and Chief Executive Officer in his recommendations to the Compensation Committee regarding the annual bonus awards. Under the bonus program adopted by the Compensation Committee, executive officers are eligible for an annual bonus in an amount up to a specified percentage of the executive officer's salary. These percentages currently range from 25% to 50%. Within these parameters, the bonuses are at the discretion of the Compensation Committee.

     In making bonus recommendations to the Compensation Committee for the 2002 fiscal year, the Chief Executive Officer evaluated each bonus-eligible employee's performance against targets established for the areas of the Company's operations under their supervision, the Company's performance against its financial targets and the executive officer's impact on the Company's performance over a number of years. In setting bonuses for fiscal 2002, the Compensation Committee considered the recommendations of the Chief Executive Officer.

Long Term Incentive Plans

     In fiscal 1999, the Compensation Committee engaged an outside executive consulting firm to review its short and long term compensation plans. After considering the consulting firm's report, the Compensation Committee concluded that the Company's long term compensation program was neither effective nor competitive, in part, because previously granted stock options had exercise prices significantly higher than the fair market value of the Company's Common Stock. As a result, "underwater" stock options were no longer providing sufficient incentive to induce employees to remain with the Company or motivate them towards improving the Company's overall financial performance during a critical transition period for the Company. In view of the diminished value of the stock options, and in light of the significant role stock options have played in employees' overall compensation, the Compensation Committee determined that it would be in the best interest of the Company's shareholders to implement the Long Term Plans that were designed and recommended by its outside consultants. The Long Term Plans give significant weight to "equity-based" components which directly align long term executive compensation with the Company's strategic plan to enhance shareholder value. After weighing the benefits and detriments of implementing the Long Term Plans, the Compensation Committee decided to adopt the Long Term Plans because it believed that they were a necessary tool to induce employees, including executive officers, to remain with the Company and provide the additional efforts needed during this very critical time in the Company's history. See "-Compensation of Executive Officers and Directors - Long Term Incentive Plans."

CEO Compensation

     Daniel B. Fitzpatrick's cash bonus for fiscal 2002 in the amount of $169,969 was generally determined in accordance with the same procedures and standards as for the other executive officers of the Company. Mr. Fitzpatrick's salary for fiscal 2002 was established in his Employment Agreement. See "- Compensation of Executive Officers and Directors - Employment and Non-Competition Agreements." Mr. Fitzpatrick is not a participant in either the Strategic Long Term Plan or the Senior Long Term Plan.


                   Compensation and Stock Option Committee

                            Steven M. Lewis, Chairman
                            Philip J. Faccenda
                            Bruce M. Jacobson



AUDIT COMMITTEE REPORT

     The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200
(a)(14).

     The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board has adopted a written Charter of the Audit Committee, which is attached to this proxy statement as an appendix.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1 and has considered whether the provision of non-audit services by the auditors is compatible with maintaining the auditor's independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during fiscal 2002. The Company incurred the following fees for services performed by PricewaterhouseCoopers LLP in fiscal 2002.

AUDIT FEES

     Fees for the fiscal year 2002 audit services and the review of Forms 10-K and 10-Q are $174,500, of which an aggregate amount of $120,000 has been billed through October 27, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended October 27, 2002.

ALL OTHER FEES

     Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended October 27, 2002 are $50,850 primarily for the preparation and review of state and federal tax returns.


     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 27, 2002 for filing with the Securities and Exchange Commission. The Audit Committee has selected and also recommended to shareholders for ratification, the selection of PricewaterhouseCoopers, LLP as the Company's independent auditors for fiscal 2003.

              Christopher J. Murphy III, Audit Committee Chair
              Bruce M. Jacobson, Audit Committee Member
              Steven M. Lewis, Audit Committee Member

PERFORMANCE GRAPH

     The performance graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the Nasdaq Market Index and an Index of Nasdaq Companies in SIC Major Group 581 for the period from October 26, 1997 through October 27, 2002. The Company's Common Stock commenced trading on the Nasdaq National Market System on March 2, 1994.


            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
    NASDAQ MARKET INDEX AND INDEX OF NASDAQ COMPANIES IN SIC MAJOR GROUP 581

                            ----------------------------------------FISCAL YEAR ENDING---------------------------------------------

COMPANY/INDEX/MARKET        10/24/1997       10/30/1998        10/29/1999       10/27/2000          10/26/2001           10/25/2002

Quality Dining                  100.00            52.60             54.55            44.16               47.38                68.78

Eating & Drinking Places        100.00           122.03            135.98           115.55              117.52               102.76

NASDAQ Market Index             100.00           113.07            186.63           219.50              110.07                88.57

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Compensation Committee Report on Executive Compensation, Audit Committee Report and the stock price Performance Graph shall not be incorporated by reference in any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On March 8, 1994, the Board of Directors established the Compensation Committee to approve compensation and stock option grants for the Company's executive officers. The Compensation Committee members are Messrs. Lewis, Faccenda and Jacobson. None of the Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.


                              CERTAIN TRANSACTIONS

     Related party transactions are subject to the review and approval of the Company's Audit Committee, which is composed exclusively of independent Directors.


LEASES OF RESTAURANT FACILITIES

     Of the Burger King restaurants operated by the Company as of October 27, 2002, 41 were leased from a series of entities owned, in various percentages, by Messrs. Daniel B. Fitzpatrick, Ezra H. Friedlander, Gerald O. Fitzpatrick and James K. Fitzpatrick (the "Real Estate Partnerships"). The Company believes that these leases are on terms at least as favorable as leases that could be obtained from unrelated third parties. Each of the leases between the Company and a Real Estate Partnership are triple net leases which provide for an annual base rent equal to 13 1/2% of the total cost (land and building) of the leased restaurant, together with additional rent of 7% of restaurant sales, to the extent that amount exceeds the base rental. These terms are substantially identical to those which were offered by Burger King Corporation to its franchisees at the time the leases were entered into except that Burger King Corporation was generally charging additional rent of 8 1/2% of restaurant sales. During fiscal 2002, the Company paid $3,739,000 under these leases.

TRANSPORTATION SERVICES

     Burger Management South Bend No. 3, Inc., and its subsidiary, BMSB, Inc., (collectively the "Airplane Company"), owned by Messrs. Daniel B. Fitzpatrick, Ezra H. Friedlander and James K. Fitzpatrick, have provided the service of its Beechjet and King Air turbo-prop airplanes to the Company. In fiscal 2002, the Airplane Company billed the Company $303,000. The Company believes that the amounts paid for air services were no greater than amounts which would have been paid to unrelated third parties for similar services. Consequently, the Company intends to continue to utilize the Airplane Company to provide air transportation services. Since January 1, 1996 through September, 2002, the Airplane Company leased two or three employees from the Company to act as a pilot and co-pilot of the airplanes. The Airplane Company reimbursed the Company for the Company's full cost of such employees. Commencing in August 2002, the Airplane Company ceased leasing any employees from the Company. On occasion, employees of the Company have and will continue to fly the Airplane Company's airplanes for related parties other than for the business of Quality Dining, Inc. In these circumstances, the Company is reimbursed for the full value of their services. During fiscal 2002, Daniel B. Fitzpatrick and Ezra H. Friedlander were billed $6,354 and $2,425, respectively, for pilot services. The Company believes that the amounts charged for these pilot services were no less than the amounts which would have been charged to unrelated third parties for similar services.

ADMINISTRATIVE SERVICES

     The Company provides certain accounting, tax and other administrative services to the Real Estate Partnerships and the Airplane Company on a fee for services basis. The aggregate amount of fees paid to the Company for administrative services by these entities during fiscal 2002 was $14,000. The Company believes that these fees are no less than amounts which would have been charged to unaffiliated third parties for comparable services.

MANAGEMENT SERVICES

     The Company provides district management services to an entity owned in various percentages by Messrs. Daniel B. Fitzpatrick, James K. Fitzpatrick and Gerald O. Fitzpatrick that operates Burger King restaurants in the State of Arkansas. The Company provides these services through one of its employees for a management fee equal to the entire cost of the employee's compensation, payroll taxes, and benefits plus an additional $5,000 per month. During fiscal 2002, the Company received $7,316 for these services. The Company believes that the amount received for these services was no less than the amount which would have been charged to unrelated third parties for similar services.

                        PRINCIPAL OWNERS OF COMMON STOCK

      The following table sets forth, as of November 27, 2002, the number of shares of Common Stock of the Company owned by any person (including any group) known by management to beneficially own more than 5% of the Common Stock of the Company, by each of the Directors and Named Executive Officers, and by all Directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.


         Name and Address of         Number of Shares                  Percent
            Individual or              Beneficially                      of
          Identity of Group                Owned                        Class
--------------------------------------------------------------------------------
Philip J. Faccenda                             21,000  (1)(2)            *

Daniel B. Fitzpatrick (3)                   2,732,759     (4)           23.5%

James K. Fitzpatrick                          408,349  (5)(6)            3.5%

Ezra H. Friedlander                           513,131  (7)(8)            4.4%

Bruce M. Jacobson                              13,500     (1)            *

Steven M. Lewis                                21,250 (9)(10)            *

Christopher J. Murphy III                      63,500 (9)(11)            *

Patrick J. Barry                               81,402 (5)(12)            *

John C. Firth                                 220,092 (5)(13)            1.9%

Gerald O. Fitzpatrick                         293,908 (5)(14)            2.5%

Jerome L. Schostak
Robert I. Schostak
David W. Schostak
Mark S. Schostak
NBO, LLC
25800 Northwestern Highway
Southfield, MI  48075 **                    1,159,014    (15)           10.0%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401 ***                   892,800                    7.7%

William R. Schonsheck
Nanette M. Schonsheck
9024 Thornbury Lane
Las Vegas, NV  89134 **                                               582,734                            5.0%

All current Directors and executive officers
    as a group (14 persons)                                         4,530,344 (5)(16)                   37.8%

---------------


*    Less than 1%.

**   Information is based solely on reports filed by such shareholders under
     Section 13(d) of the Securities Exchange Act of 1934.

***  Information is based solely on reports filed by such shareholder under
     Section 13(G) of the Securities Exchange Act of 1934.

(1) Includes presently exercisable stock options to purchase 6,000 shares granted under the Company's 1999 Outside Directors Plan.
(2) Includes 15,000 shares held by Philip J. Faccenda, Inc., a holding company of which Mr. Faccenda is the majority shareholder and has investment control.
(3) The address of this shareholder is 4220 Edison Lakes Parkway, Mishawaka, Indiana 46545.
(4) Includes presently exercisable stock options to purchase 23,200 shares, granted by the Company.
(5) Does not include shares subject to stock options which are not exercisable within 60 days.
(6) Includes presently exercisable stock options to purchase 60,904 shares, granted by the Company.
(7) Includes presently exercisable stock options to purchase 8,000 shares granted under the 1993 Outside Directors Plan and 8,000 shares granted under the 1999 Outside Directors Plan.
(8) Includes 14,200 shares held in a trust of which Mr. Friedlander is the trustee with investment control and the income beneficiary and 15,000 shares owned by Mr. Friedlander's spouse.
(9) Includes presently exercisable stock options to purchase 10,000 shares granted under the 1993 Outside Directors Plan and 8,000 shares granted under the 1999 Outside Directors Plan.
(10) Includes 500 shares held in a trust for the benefit of Mr. Lewis' minor children.
(11) Includes 1,000 shares held by certain retirement plans in which Mr. Murphy is a participant.
(12) Includes presently exercisable stock options to purchase 41,161 shares, granted by the Company.
(13) Includes presently exercisable stock options to purchase 45,736 shares granted by the Company.
(14) Includes presently exercisable stock options to purchase 60,162 shares, granted by the Company.
(15) The individuals listed are members of NBO, LLC, a Michigan limited liability company. The reporting persons share voting and dispositive power with respect to all 1,159,014 shares reported.
(16) Includes presently exercisable stock options to purchase 376,144 shares granted by the Company.


                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2004 Annual Meeting of Shareholders is October 6, 2003. Such proposals should be submitted in writing to the Secretary of the Company at its principal executive offices.

     If a shareholder intends to submit a proposal at the 2004 Annual Meeting of Shareholders which is not eligible for inclusion in the proxy materials relating to that meeting in accordance with the previous paragraph, the Company's By-Laws require that, for business to be properly brought before an annual meeting by a shareholder (other than nominations of candidates for director), the Company must have received written notice thereof not less than 70 nor more than 90 days prior to the anniversary date of the previous annual meeting. If, however, the annual meeting is more than 30 days earlier or more than 60 days later than the anniversary date of the prior annual meeting, notice by the shareholder must be delivered or received not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of the 70th day prior to the annual meeting or the 10th day following the date on which public disclosure of the meeting date was first made. The notice must set forth (a) a brief description of the business proposed to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend the Restated Articles of Incorporation of the Company, the language of the proposed amendment, (b) the shareholder's name and address, (c) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (d) any material interest of the shareholder in such business, and (e) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect. Such notice must be given to the Secretary of the Company, either by personal delivery or by United States mail, postage prepaid, at the principal executive offices of the Company. The foregoing requirements will be deemed satisfied if the shareholder notifies the Company of its intention to present a proposal at an annual meeting and such proposal has been included in the Company's proxy statement for such annual meeting. Such shareholder's proposal, however, will not be presented at the annual meeting unless the shareholder appears or sends a qualified representative to present the proposal at the meeting.

     If the shareholder's proposal includes the nomination of a person to become a director with respect to an election to be held at an annual meeting, the shareholder's notice must be received by the Company in the manner and within the time frame provided above for shareholder's proposals. If, however, the nomination is with respect to an election to be held at a special meeting of shareholders for the election of directors, notice must be received not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the date on which public disclosure of the meeting date was first made. The notice must set forth (a) the shareholder's name and address, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would be required under the federal proxy rules, (e) the consent of each nominee to serve if so elected, and (f) if the shareholder intends to solicit proxies in support of such shareholder's nominees, a representation to that effect.


                            John C. Firth, Secretary

February 3, 2003

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                              QUALITY DINING, INC.


PURPOSE

         The Audit Committee of the Board of Directors of Quality Dining, Inc. (the "Company") is appointed by the Board to assist the Board in monitoring (1) the integrity of the Company's financial statements, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's independent auditor, and (4) the Company's compliance with legal and regulatory requirements.

         The Audit Committee is also responsible for producing the annual report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement.

COMMITTEE MEMBERSHIP

         The Audit Committee shall consist of at least three directors. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and SEC rules and regulations.

         The members and the Chair of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

         The Audit Committee shall have the sole authority to retain and terminate the independent auditor (subject, if applicable, to shareholder ratification), and to approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditor. The Audit Committee may consult with management but shall not delegate these responsibilities to management.

         The Audit Committee shall preapprove all auditing services and non-audit services (subject to a de minimus exception) provided to the Company by the independent auditor and shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting, as required by Section 10A of the Exchange Act. The Audit Committee may delegate its responsibility to preapprove auditing and non-audit services to one or more of its members, whose decisions must be presented to the full Audit Committee at each of its scheduled meetings.

         The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.

         The Audit Committee shall have the authority, to the extent it deems necessary or appropriate and without seeking Board approval, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, and the independent auditor in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

         The Audit Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

         The Audit Committee shall review and approve all related-party transactions.

         The Audit Committee shall make regular reports to the Board which shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

         The Audit Committee shall also perform the following functions:

         Financial Statement and Disclosure Matters

         Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

         Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements.

         Discuss with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, as well as significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

         Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

         Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

         Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

         Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

                  The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditor, any internal auditors or management.

                  The management letter provided by the independent auditor and the Company's response to that letter.

                  Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management, including any accounting adjustments that were noted or proposed by the auditor but were "passed" (as being immaterial or otherwise).

         Oversight of the Company's Relationship with the Independent Auditor

         Review the experience and qualifications of the senior members of the independent auditor team.

         Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

         Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

         Assure the regular rotation of the lead audit partner of the independent auditor as required by Section 10A of the Exchange Act.

         Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

         Set policies for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account.

         Where appropriate, discuss with the national office of the independent auditor issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

         Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

         Obtain and review the report required under Section 10A of the Exchange Act from the independent auditor.

         Compliance Oversight Responsibilities

         Obtain from the independent auditor assurance that the provisions of
Section 10A of the Exchange Act respecting the detection and reporting of illegal acts have not been implicated.

         Obtain reports from management and the independent auditor that the Company is in conformity with applicable legal requirements and the Company's ethics and corporate compliance program. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's ethics and corporate compliance program.

         Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

         Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

LIMITATION OF AUDIT COMMITTEE'S ROLE

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                              QUALITY DINING, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Daniel B. Fitzpatrick and John C. Firth, or either of them, my proxies, with power of substitution, to vote all shares of common stock of the Company which I am entitled to vote at the Annual Meeting of shareholders of the Company, to be held at the Company's headquarters, 4220 Edison Lakes Parkway, Mishawaka, Indiana, on Tuesday, March 11, 2003 at 9:00 a.m., Mishawaka time, and at any adjournment, as follows:

                                    (change of address)

                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

                                     (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

                                                               SEE REVERSE SIDE.

                                                     PLEASE MARK YOUR VOTES
AS
                                                     IN THIS EXAMPLE.   [ x]

THE BOARD OF DIRECTORS  RECOMMENDS A VOTE                               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2
"FOR" ITEM 1                                    FOR THE     WITHHOLD    2.  RATIFY APPOINTMENT OF PRICEWATERHOUSECOOPERS
1.   ELECTION OF DIRECTORS NOMINEES:            NOMINEES    AUTHORITY   LLP AS AUDITORS FOR FISCAL  2003
     DANIEL B. FITZPATRICK AND PHILIP J.        LISTED      TO VOTE
     FACCENDA                                   ABOVE       FOR THE                    FOR         AGAINST       ABSTAIN
                                                (EXCEPT     NOMINEES                  [  ]          [  ]          [  ]
(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE    AS MARKED   LISTED
FOR ANY INDIVIDUAL NOMINEE, WRITE THAT          TO THE      ABOVE
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:     CONTRARY)

---------------------------------------------    [  ]       [  ]



                                                                        I3.  IN THEIR DISCRETION, ON ANY OTHER MATTERS THAT MAY
                                                                             PROPERLY COME BEFORE THE MEETING.


                                                                        Date
                                                                             ----------------------------------------------------


                                                                        ---------------------------------------------------------


                                                                        ---------------------------------------------------------
                                                                                                   (SIGNATURE)

                                                                        ---------------------------------------------------------
                                                                                          (SIGNATURE  IF HELD JOINTLY)


                                                                        Please sign exactly as your name appears hereon. When shares are held by two or more persons, all of them should sign.
                                                                        When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a
                                                                        corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.